SECURITIES AND EXCHANGE COMMISSION

                         Washington, DC  20549


                               Form 8-K

                            CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) March 21, 2001
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                               WesBanco, Inc.
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           (Exact name of registrant as specified in its charter)


West Virginia                        0-8467                   55-0571723
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(State or other jurisdiction       (Commission           (IRS Employer
 of incorporation)                 File Number)           Identification No.)


1 Bank Plaza, Wheeling, WV                                   26003
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code  (304) 234-9000
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Former name or former address, if changed since last report  Not Applicable
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Item 5. Other Events

     WesBanco has substantially completed the purchase of one million shares of its stock, which were previously authorized by the WesBanco Board of Directors on April 20, 2000. In connection with the completion of the previous plan, the WesBanco Executive Committee of the Board of Directors approved a new plan, on March 21, 2001, to repurchase up to one million shares of WesBanco common stock on the open market. The timing, price and quantity of purchases will be at the discretion of the Corporation and the program may be discontinued or suspended at any time.


Item 7.  Financial Statements and Exhibits

(b) Exhibits

         99 - Press release dated March 21, 2001, regarding a stock repurchase program to purchase up to one million shares of WesBanco common stock.

                              Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WesBanco, Inc.
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                                      (Registrant)


March 23, 2001                        /s/ Edward M. George
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    Date                              Edward M. George
                                      President & Chief Executive Officer